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                                                                 Note No. 3548-2
                                 PROMISSORY NOTE


$5,665,140.00                                                       July 6, 1999
                                                          Long Beach, California


         This Note is executed and delivered as of the date set forth above to Boeing Capital Corporation, a Delaware corporation ("Lender"), by First Security Bank, N.A., not in its individual capacity but solely as Owner Trustee under Bell 412 Peru Trust No. 1, a Utah trust (the "Debtor"), in consideration of a loan made pursuant to that certain Loan and Security Agreement ("Agreement") dated June 11, 1999 between Lender and Debtor.

         Debtor promises to pay to Lender the principal sum of Five Million Six Hundred Sixty-five Thousand One Hundred Forty dollars ($5,665,140.00) plus interest on such principal sum from time to time outstanding at the rate of 9.8878% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding. Debtor's obligation to Lender under this Note shall be payable in 120 consecutive monthly installments each in the amount of $74,496.59 and each payable on the 6th day of the month commencing August 6, 1999. Debtor agrees that Lender shall apply each monthly installment payment first to any late payment fees and costs then due, second to interest accrued and unpaid, and finally to the then outstanding principal balance. Debtor's payments to Lender shall be credited on the day Lender receives collected funds and no installment payment shall be considered paid until Lender has received collected funds. All amounts paid hereunder shall be paid by federal funds wire transfer or by Automated Clearing House (ACH) payment format Cash Concentration and Disbursement Plus Addendum (CCD+) for the account of Lender to a bank to be designated by Lender, together with notice so as to provide Lender with use of the funds on or before 11 a.m., California time, on the due date.

         In the event that Debtor fails to pay any installment payment(s) when due, the principal balance, to the extent permitted by applicable law, shall bear interest at a rate (the "Default Rate") of two percent (2%) per annum greater than the interest rate stated in the second paragraph hereof, from the due date until the date of payment in full of such installment payment(s).

         This Note is secured by the security interests Debtor has granted Lender under the Agreement.

         Borrower may repay the loan at any time after the 36th month for an amount equal to the sum of (i) the Prepayment Amount shown on Exhibit "A" hereto, (ii) any break funding costs, and (iii) any other amounts due under the Loan.


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         If an Event of Default occurs under the Agreement or under any other
Loan Document, then Lender shall have the right, without giving Debtor notice or making a demand, to declare that the entire balance then due under this Note is immediately payable (the "Accelerated Balance"). The Accelerated Balance shall be calculated by adding to the principal balance outstanding: (i) interest (including without limitation any interest at the Default Rate) on such principal balance and (ii) any other amounts due hereunder.

         Debtor's default under this Note shall constitute a default under the Agreement as well.

         Debtor's obligations under this Note are absolute and unconditional. Debtor waives its right to assert any claim, counterclaim, right of offset or affirmative defense it may have against Lender in any lawsuit Lender brings to collect this Note, although Debtor may bring such claim in a separate lawsuit against Lender.

         If Lender decides to waive strict compliance by Debtor of Debtor's obligations under this Note, the waiver shall apply only to the specific right or remedy at the time of such waiver, and Debtor shall not be excused from strict compliance with Debtor's obligations at other or future times, nor may Debtor rely on any waiver being applicable to prevent Lender from exercising Lender's rights and remedies at other or future times or as a consequence of other failures by Debtor to strictly comply with Debtor's obligations under this Note or the other Loan Documents.

         Lender's rights and remedies under this Note or the other Loan Documents are in addition to, and not exclusive of, any other rights or remedies to which Lender may be entitled by operation of law or in equity. Lender may collect this Note by proceeding against Debtor, any collateral given to secure this Note or against any guarantor, endorser or other Person liable to Lender for the obligations evidenced by this Note, and Lender may so proceed after default, in any order, at any time or simultaneously as Lender decides in its sole discretion.

         Debtor waives demand for payment, protest, notice of dishonor and other notices or formalities to which Debtor might be entitled.

         Notwithstanding any provision to the contrary herein, or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws. If any such excessive interest is so provided for, then in such event: (i) the provisions of this paragraph shall govern and control; (ii) neither the Debtor nor its heirs, legal representatives, successors or assigns or any other party liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law; (iii) any such excess interest that may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the unpaid principal amount thereof or refunded to the


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maker thereof; and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate under applicable usury laws as now or hereafter construed by the courts having jurisdiction.

         This Note is a negotiable instrument. Lender may sell, assign, transfer or endorse this Note. If Lender does so, all of Debtor's obligations shall then run to the Person to whom Lender sells, assigns, transfers or endorses this Note, or to Lender's successors and assigns provided, however, that no such assignment shall be binding on Debtor until notice of the same has been given Debtor. If more than one Person has executed this Note, the obligations of each Person so signing shall be joint and several. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

                                                BELL 412 PERU TRUST NO. 1
                                                By: FIRST SECURITY BANK,
                                                NATIONAL ASSOCIATION, not in its
                                                individual capacity, but solely
                                                as Owner Trustee

                                                By:  /s/ Greg A. Hawley
                                                   ---------------------------
                                                Name:   Greg A. Hawley
                                                   ---------------------------
                                                Title:  Vice President
                                                   ---------------------------


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